Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 20, 2017, relating to the financial statements and financial highlights of Waddell & Reed Advisors High Income Fund, Waddell & Reed Advisors Municipal High Income Fund, and Waddell & Reed Advisors Cash Management, three of the series constituting Waddell & Reed Advisors Funds, appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Funds for the year ended September 30, 2017. We also consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 15, 2017, relating to the financial statements and financial highlights of Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Continental Income Fund, Waddell & Reed Advisors Global Growth Fund, Waddell & Reed Advisors New Concepts Fund, Waddell & Reed Advisors Science and Technology Fund, Waddell & Reed Advisors Small Cap Fund, Waddell & Reed Advisors Vanguard Fund, and Waddell & Reed Advisors Wilshire Global Allocation Fund, eight of the series constituting Waddell & Reed Advisors Funds, appearing in the Annual Report on Form N-CSR of the Waddell & Reed Advisors Funds for the year ended June 30, 2017. We also consent to the references to us under the headings “Other Service Providers,” “Appendix A – Agreement and Plan of Reorganization,” and “Appendix B – Financial Highlights” in the Combined Prospectus and Information Statement, which is part of such Registration Statement, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses dated October 31, 2017 and January 31, 2017, and “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information dated October 31, 2017, which are incorporated by reference and are a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri
December 8, 2017